Exhibit 2.5

10% PROMISSORY NOTE

Little Rock, AR
November 1, 2018	$62,500.00

FOR VALUE RECEIVED, the undersigned, Inuvo, Inc., a Nevada corporation (the “Maker”), having a business address at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201 hereby promises to pay to the order of _____________________, an individual (the “Payee”), having an address at ___________________, in lawful money of the United States of America, and in immediately payable funds, the principal amount of Sixty-two Thousand Five Hundred Dollars ($62,500.00) on the Maturity Date, together with simple interest on the unpaid principal balance hereof from the date of this Note at a rate of ten percent (10%) per annum. The obligations of this Note are the unsecured obligations of the Maker.

1.           Application of Payments. All payments received on account of this Note shall first be applied to the reduction of the unpaid principal balance of this Note. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. Payment of all amounts due hereunder shall be made at the address of the Payee as set forth herein.

2.           Maturity Date. All principal and accrued interest due under this Note shall be due on the earlier of (the “Maturity Date”):

a.           November 1, 2019; or

b.           upon an Event of Default as set forth in Section 4 of this Note ; or

c.           Upon a Change of Control.

When used herein, “Change of Control” shall mean the earlier to occur of: (i) the merger or consolidation of Maker (other than one in which stockholders of Maker own a majority by voting power of the outstanding shares of the surviving or acquiring corporation); or (ii) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of Maker.

3.           Prepayment. This Note may be prepaid without penalty at the option of the Maker at any time.

4.
Default. If any of the following events (each, an “Event of Default” and collectively, “Events of Default”) shall occur:

a.
the Maker shall default in the payment of any part of the principal of, or accrued and unpaid interest on, this Note;

b.
the Maker shall breach or default in the performance of any covenant or warranty of the Maker this Note, and continuance of such breach for a period of thirty (30) days after there has been given, by registered or certified mail, to Maker by the Payee of this Note, a written notice specifying such breach or default and requiring it to be remedied;

c.
any Insolvency or Liquidation Proceeding occurs in respect of Maker or any of its subsidiaries;

d.
a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or

e.
the Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then and in any such event the Payee of this Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Maker, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable as at the date the Maker receives such written notice from the Payee without presentment, demand, protest or other notice, all of which are hereby waived.

When used herein, “Insolvency or Liquidation Proceeding” means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Maker or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Maker.

5.           Remedies on and Notices of Default. In case any one or more Events of Default shall occur, the Payee may proceed to protect and enforce the rights of such Payee by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of default under this Note, the Maker will pay to the Payee such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys’ fees. No course of dealing and no delay on the part of the Payee in exercising any right shall operate as a waiver thereof or otherwise prejudice such Payees’s rights. No remedy conferred by this Note upon the Payee shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

6.
Miscellaneous.

a.
No waiver of any term or condition of this Note shall be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of Payee to exercise any power hereunder, or it insists upon strict compliance by Maker of any obligations hereunder, and no custom or other practice at variance with the terms hereof shall constitute a waiver of the right of Payee to demand exact compliance with such terms.

b.
In the event any provision contained in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

c.
This Note shall be binding upon Maker, its legal representatives, successors and assigns, and inure to the benefit of Payee, its legal representatives, successors and assigns.

d.
The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Note, the parties hereby submit and consent to the exclusive jurisdiction of the State of Arkansas and agree that any such litigation shall be conducted only in the courts of Arkansas or the federal courts of the United States located in Arkansas and no other courts.

e.
This Note may be amended only by an instrument in writing and executed by the party against which enforcement of the amendment is sought.

f.
All section and subsection headings herein, wherever they appear, are for convenience only and shall not affect the construction of any terms herein

6.           Notices. All notices, request, demands and other communications required or permitted to be given hereunder shall be sufficiently given if addressed to the addresses as set forth above, posted in the U.S. Mail by certified or registered mail, return receipt requested or by overnight mail, including appropriate receipts. Any party may change said address by giving the other party hereto notice of such change of address. Notice given as hereinabove prescribed shall be deemed given on the date of its deposit in the U.S. Mail or with the overnight delivery service.

7.           Conformity with Law. It is the intention of the Maker and of the Payee to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Maker or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed by its duly authorized officer and its seal affixed hereto, as of the day and year first above written.

Inuvo, Inc.

	By:	________________________________
Wallace D. Ruiz, Chief Financial Officer
The foregoing terms and conditions are agreed to by the Payee:

__________________________________

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